   As filed with the Securities and Exchange Commission on February 7, 2000.
                                                      Registration No. 333-75293
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                            NBC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)





        MISSISSIPPI                     6711                       64-0694775
     (State or other            (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of incorporation    Classification Code Number)     Identification
      or organization)                                               Number)


                                P. O. BOX 1187
                         STARKVILLE, MISSISSIPPI 39760
                                (662) 323-1341
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                           -------------------------

                               Richard T. Haston
                           Executive-Vice President
                     Chief Financial Officer and Treasurer
                            NBC Capital Corporation
                              1108 Highway 82 W.
                         Starkville, Mississippi 39759
                                (662) 324-4258
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                           -------------------------

                                   COPY TO:
                             Virginia Boulet, Esq.
                             Phelps Dunbar, L.L.P.
                        400 Poydras Street, 30th Floor
                         New Orleans, Louisiana 70130
                                (504) 584-9286

                           -------------------------

                            DEREGISTRATION OF SHARES

     The Registrant hereby removes from registration 25,258 shares (the "Shares") of the total 1,400,000 shares of Common Stock of NBC Capital Corporation covered by the Form S-4 Registration Statement No. 333-75293, as amended (the "Registration Statement"), which was declared effective on April 30, 1999. The Shares, which were registered in connection with the acquisition and merger of FFBS Bancorp, Inc., have not been issued pursuant to the Registration Statement as of the date of this Post-Effective Amendment No. 1. The merger has been completed, and the registration of the Shares is hereby terminated.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Starkville, State of Mississippi, on January 26, 2000.


                                  NBC CAPITAL CORPORATION


                                    /s/ Richard T. Haston
                                ------------------------------------------
                                By: Richard T. Haston
                                    Executive Vice-President,
                                    Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on January 26, 2000.

Signatures                       Title
----------                       -----


/s/ Lewis F. Mallory, Jr.        Chairman of the Board and Chief Executive
-------------------------        Officer/Director
Lewis F. Mallory, Jr.


/s/ Mark A. Abernathy            President and Chief Operating Officer/Director
---------------------
Mark A. Abernathy

/s/ Richard T. Haston            Chief Financial Officer
--------------------------
Richard T. Haston


/s/ Aubrey Adair                 Chief Accounting Officer
--------------------------
Aubrey Adair


/s/ David Byars                  Director
--------------------------
David Byars


/s/ Robert S. Caldwell, Jr.      Director
--------------------------
Robert S. Caldwell, Jr.


/s/ Robert L. Calvert, III       Director
--------------------------
Robert L. Calvert, III


/s/ Robert A. Cunningham         Director
--------------------------
Robert A. Cunningham


--------------------------       Director
J. Nutie Dowdle


/s/ Clifton B. Fowler            Director
--------------------------
Clifton B. Fowler


/s/ James C. Galloway, Jr.       Director
--------------------------
James C. Galloway, Jr.


/s/ Hunter M. Gholson            Director
--------------------------
Hunter M. Gholson

 /s/ E. Frank Griffin, III       Director
--------------------------
E. Frank Griffin, III


/s/ Bobby L. Harper              Director
--------------------------
Bobby L. Harper


/s/ Robert S. Jones              Director
--------------------------
Robert S. Jones


/s/ Robert D. Miller             Director
--------------------------
Robert D. Miller


/s/ Edith D. Millsaps            Director
--------------------------
Edith D. Millsaps


/s/ Ralph E. Pogue               Director
--------------------------
Ralph E. Pogue


/w/ Thomas J. Prince, Jr.        Director
-------------------------
Thomas J. Prince, Jr.


/s/ James R. Prude               Director
-------------------------
James R. Prude


/s/ Sarah Scribner Prude         Director
-------------------------
Sarah Scribner Prude


/s/ Allen B. Puckett, III        Director
-------------------------
Allen B. Puckett, III

/s/ James C. Ratcliff            Director
------------------------
Dr. James C. Ratcliff


/s/ Sammy J. Smith               Director
------------------------
Sammy J. Smith


/s/ H. Stokes Smith              Director
------------------------
H. Stokes Smith


/s/ Henry S. Weiss               Director
------------------------
Henry S. Weiss